                                                                      Exhibit 11

                              Cambridge Heart, Inc.
               Computation of Net Loss per Share-Basic and Diluted

                                                                   For the three months ended     For the nine months ended
                                                                        September 30,                    September 30,
                                                                      1998          1999             1998          1999
                                                                  ------------  ------------     ------------  -----------
Net Loss                                                          $(1,523,969)  $(1,830,909)     $(4,989,186)  $(5,296,263)
                                                                  ===========   ===========      ===========   ===========
Weighted average shares outstanding:

 a. Shares attributable to common stock outstanding                10,810,080    11,865,739       10,698,837    11,546,176
                                                                  ===========   ===========      ===========   ===========
Net loss per share                                                $     (0.14)  $      (.15)     $     (0.47)  $      (.46)
                                                                  ===========   ===========      ===========   ===========

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